Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT AGREEMENT

FIRST AMENDMENT AGREEMENT (this “Agreement”) dated as of June 1, 2022 by and among (1) Information Services Group, Inc. (the “Borrower”), (2) International Advisory Holdings Corp., International Consulting Acquisition Corp., ISG Information Services Group Americas, Inc., Alsbridge Holdings, Inc., Alsbridge, Inc. and TPI Eurosourcing, L.L.C. (collectively, the “Guarantors”), (3) the financial institutions party to the Credit Agreement (as defined below) as lenders (collectively, the “Lenders” and individually, a “Lender”), and (4) Bank of America, N.A. (“Bank of America”) as administrative agent (the “Administrative Agent”) for the Lenders and as Swingline Lender and L/C Issuer with respect to a certain Second Amended and Restated Credit Agreement dated as of March 10, 2020, by and among the Borrower, the Guarantors, the Lenders, the Administrative Agent, the Swingline Lender and the L/C Issuer, as amended from time to time (as amended, the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders have agreed to such amendments on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1.      Definitions. Capitalized terms used herein without definition that are defined in the Credit Agreement (as amended hereby) shall have the same meanings herein as therein.

§2.      Ratification of Existing Agreements. All of the Loan Parties’ obligations and liabilities to the Administrative Agent, the L/C Issuer, the Swingline Lender and the Lenders as evidenced by or otherwise arising under the Credit Agreement, the Notes and the other Loan Documents, are, by each Loan Party’s execution of this Agreement, ratified and confirmed in all respects. In addition, by each Loan Party’s execution of this Agreement, each of the Loan Parties represents and warrants that no Loan Party has any counterclaim, right of set-off or defense of any kind with respect to such obligations and liabilities.

§3.      Representations and Warranties. Each of the Loan Parties hereby represents and warrants to the Administrative Agent, the L/C Issuer, the Swingline Lender and Lenders that all of the representations and warranties made by the Loan Parties in the Credit Agreement, the Notes and the other Loan Documents are true in all material respects on the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate expressly to an earlier date.

§4.      Conditions Precedent. The effectiveness of the amendments contemplated hereby shall be subject to the satisfaction of each of the following conditions precedent:

(a)            Representations and Warranties. All of the representations and warranties made by the Loan Parties herein, whether directly or incorporated by reference, shall be true and correct in all material respects on the date hereof except as provided in §3 hereof.

(b)            No Event of Default. There shall exist no Default or Event of Default.

(c)            Action. All requisite corporate or other action necessary for the valid execution, delivery and performance by the Loan Parties of this Agreement and all other instruments and documents delivered by the Loan Parties in connection herewith shall have been duly and effectively taken.

(d)            Fees and Expenses. The Borrower shall have paid to the Administrative Agent the reasonable fees and expenses of counsel to the Administrative Agent in connection with the preparation of this Agreement.

(e)            Delivery. The Loan Parties, the Administrative Agent and the Lenders shall have executed and delivered this Agreement.

§5.      Amendments to the Credit Agreement. Subject to the satisfaction of the terms and conditions set forth in Section 4 herein, the parties hereto agree to amend the Credit Agreement as follows:

(a)            The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follows:

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income for the most recently completed Measurement Period plus the following to the extent deducted in calculating such Consolidated Net Income (without duplication): (a) Consolidated Interest Charges paid or payable in cash, (b) the provision for federal, state, local and foreign income taxes payable for such period, (c) depreciation and amortization expense for such period, (d) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Borrower and its Subsidiaries for such period), (e) non-cash equity compensation and other non-cash charges, and (f) severance and one-time office lease or other contract termination costs incurred during such period, in an aggregate amount under this clause (f), not to exceed $5,000,000 for the period commencing on the First Amendment Effective Date through the Maturity Date; provided in connection with any add-back for such severance or one-time lease termination costs, the Borrower shall provide the Administrative Agent with documentation detailing the terms of such severance or one-time office lease termination costs, each in form and substance reasonably satisfactory to the Administrative Agent.

(b)            Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Electronic Copy” has the meaning set forth in Section 11.18.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“First Amendment Effective Date” means June 1, 2022.

“Rescindable Amount” has the meaning set forth in Section 2.12(h).

(c)            Section 1.01 of the Credit Agreement is hereby amended by deleting, in their entirety, the definitions of “Reinvestment” and “RPA Disposition.”

(d)            Clause (i) of Section 2.05(b) of the Credit Agreement is hereby amended and restated to read as follows:

(i)            [Intentionally Omitted.]

(e)            Clause (v) of Section 2.05(b) of the Credit Agreement is hereby amended and restated to read as follows:

(v)            Application of Payments. Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b)(ii)-(iv) shall be applied, first, to the principal repayment installments of the Term Loan in inverse order of maturity, including, without limitation, the final principal repayment installment on the Maturity Date and, second, to the Revolving Facility in the manner set forth in clause (viii) of this Section 2.05(b). Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facilities.

(f)            Clause (ii) of Section 2.06(b) is hereby amended and restated to read as follows:

(ii)            The Revolving Facility shall be automatically and permanently reduced on each date on which the prepayment of Revolving Loans outstanding thereunder is required to be made pursuant to Section 2.05(b)(ii), (iii) or (iv) by an amount equal to the applicable Reduction Amount; provided, however, that notwithstanding the foregoing provisions of this clause (ii) and Section 2.05(b)(vii), in no event shall the Revolving Facility be reduced, pursuant to this clause (ii), to less than $1,000,000.

(g)            Section 2.12 of the Credit Agreement is hereby amended by inserting the following new clause (h) at the end thereof:

(h)            With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) a Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(h)            Clause (e) of Section 6.03 of the Credit Agreement is hereby amended and restated to read as follows:

(e)            of any (i) Equity Issuance for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii), (ii) Debt issuance for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(iii), and (iii) receipt of any Extraordinary Receipt for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(iv).

(i)            The first sentence of Section 9.04 of the Credit Agreement is hereby amended and restated to read as follows:

The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any Communication (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.

(j)             Clause (b) of Section 11.04 of the Credit Agreement is hereby amended and restated to read as follows:

(b)            Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(k)            Section 11.10 of the Credit Agreement is hereby amended and restated to read as follows:

11.10.            Integration; Effectiveness.

This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(l)             Section 11.18 of the Credit Agreement is hereby amended and restated to read as follows:

11.18.            Electronic Execution; Electronic Records; Counterparts.

This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent, the L/C Issuer, the Swingline Lender, and each Lender (collectively, each a “Credit Party”) agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C Issuer nor Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer and/or Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Credit Party without further verification and regardless of the appearance or form of such Electronic Signature, and (b) upon the request of the Administrative Agent or any Credit Party, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.

Neither the Administrative Agent, L/C Issuer nor Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, L/C Issuer’s or Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, L/C Issuer and Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Credit Party hereby waives, to the fullest extent permitted by applicable law, (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) any claim against the Administrative Agent, each Credit Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

(m)           Article IX of the Credit Agreement is hereby amended by inserting the following new Section 9.13 at the end thereof:

9.13            Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

(n)            Schedule 1.01(c) of the Credit Agreement is hereby amended and restated in its entirety by replacing such schedule with the new Schedule 1.01(c) attached hereto as Exhibit A.

§6.      Miscellaneous Provisions.

(a)            Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Credit Agreement, the Notes and the other Loan Documents shall remain the same. The Credit Agreement, as amended hereby, shall continue in full force and effect, and this Agreement and the Credit Agreement, shall be read and construed as one instrument.

(b)            THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(c)            This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. A facsimile or other electronic transmission of an executed counterpart shall have the same effect as the original executed counterpart.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have duly executed this First Amendment Agreement as of the date first set forth above.

INFORMATION SERVICES GROUP, INC.

By:	/s/ Humberto Alfonso
Name:	Humberto Alfonso
Title:	Chief Financial Officer

INTERNATIONAL ADVISORY HOLDINGS CORP.

By:	/s/ Humberto Alfonso
Name:	Humberto Alfonso
Title:	President and Chief Financial Officer

INTERNATIONAL CONSULTING ACQUISITION CORP.

By:	/s/ Humberto Alfonso
Name:	Humberto Alfonso
Title:	President and Chief Financial Officer

ISG Information Services Group Americas, Inc.

By:	/s/ Randy Scheller
Name:	Randy Scheller
Title:	Vice President and Treasurer

TPI EUROSOURCING, L.L.C.

By:	/s/ Randy Scheller
Name:	Randy Scheller
Title:	Vice President, Assistant Secretary, Treasurer and Manager

[Signature page to First Amendment Agreement]

ALSBRIDGE HOLDINGS, INC.

By:	/s/ Randy Scheller
Name:	Randy Scheller
Title:	Vice President and Treasurer

ALSBRIDGE, INC.

By:	/s/ Randy Scheller
Name:	Randy Scheller
Title:	Vice President and Treasurer

[Signature page to First Amendment Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Teresa Weirath
Name:	Teresa Weirath
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer, and Swingline Lender

By:	/s/ Donald K. Bates
Name:	Donald K. Bates
Title:	SVP

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:	/s/ Will Batchelor
Name:	Will Batchelor
Title:	Vice President

BMO HARRIS BANK N.A.

By:	/s/ Tracy Martinov
Name:	Tracy Martinov
Title:	Authorized Signatory

Webster Bank, National Association

By:	/s/ George G. Sims
Name:	George G. Sims
Title:	Senior Vice President

CITIZENS BANK, N.A.

By:	/s/ Douglas Moore
Name:	Douglas Moore
Title:	Senior Vice President

[Signature page to First Amendment Agreement]

EXHIBIT A

SCHEDULE 1.01(c)

See attached.

SCHEDULE 1.01(c)

Authorized Officers

Information Services Group, Inc.

Michael P. Connors	–	Chief Executive Officer
Humberto Alfonso	–	Chief Financial Officer
Thomas Kucinski	–	Chief Human Resources Officer
Todd Lavieri	–	President - ISG Americas and Asia Pacific

ISG Information Services Group Americas, Inc.

Michael P. Connors	–	President and Chief Executive Officer
Tim Leonard	–	Vice President
Richard Fogel	–	Vice President and Assistant Secretary
Randy Scheller	–	Vice President and Treasurer

TPI Eurosourcing, L.L.C.

Michael P. Connors	–	Manager
Tim Leonard	–	President, Chief Financial Officer and Manager
Richard Fogel	–	Vice President, Assistant Secretary and Manager
Randy Scheller	–	Vice President, Assistant Secretary, Treasurer and Manager

International Consulting Acquisition Corp.

Humberto Alfonso	–	President and Chief Financial Officer
Richard Fogel	–	Vice President and Secretary
Randy Scheller	–	Vice President and Treasurer

International Advisory Holdings Corp.

Humberto Alfonso	–	President and Chief Financial Officer
Richard Fogel	–	Vice President and Secretary
Randy Scheller	–	Vice President and Treasurer

Alsbridge Holdings, Inc.

Humberto Alfonso	–	President and Chief Financial Officer
Richard Fogel	–	Vice President and Secretary
Randy Scheller	–	Vice President and Treasurer

Alsbridge, Inc.

Tim Leonard	–	Chief Financial Officer
Richard Fogel	–	Vice President and Secretary
Randy Scheller	–	Vice President and Treasurer